SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                     BETWEEN

                    TOTAL RESEARCH CORPORATION, AS BORROWER,

                                       AND

                                   SUMMIT BANK


                              Dated: March 21, 2000

                                      INDEX
                                      -----
                                                                            Page
                                                                            ----
ARTICLE I
         DEFINITIONS AND ACCOUNTING TERMS......................................1
         SECTION 1.01.  Certain Defined Terms..................................1
         SECTION 1.02.  Accounting Terms......................................10

ARTICLE II
         RESTRUCTURING OF OBLIGATIONS TO THE BANK
         LOANS, GUARANTEES, COLLATERAL........................................10
         SECTION 2.01.  Facility A Loan.......................................10
         SECTION 2.02.  Facility B Loan.......................................13
         SECTION 2.03.  Letters of Credit.....................................15
         SECTION 2.04.  Commitment Fee........................................16
         SECTION 2.05.  Letter-of-Credit Fees.................................17
         SECTION 2.06.  Collateral............................................17
         SECTION 2.07.  Payments;.............................................17
         SECTION 2.08.  Prepayments; Termination Fee..........................18
         SECTION 2.09.  Computations..........................................19
         SECTION 2.10.  Late Charge...........................................19

ARTICLE III
         CONDITIONS OF BORROWING..............................................22
         SECTION 3.01.  Closing Conditions....................................22
         SECTION 3.02.  Subsequent Advances...................................25

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES.......................................26
         SECTION 4.01.  Representations and Warranties by
                        the Borrower..........................................26

ARTICLE V
         COVENANTS OF THE BORROWER............................................36
         SECTION 5.01.  Affirmative Covenants of the
                        Borrower Other Than Reporting
                        Requirements..........................................36
         SECTION 5.02.  Negative Covenants of the Borrower....................39
         SECTION 5.03.  Reporting Requirements................................44

ARTICLE VI
         EVENTS OF DEFAULT....................................................47
         SECTION 6.01.  Events of Default.....................................47

ARTICLE VII
ADDITIONAL PROVISIONS.........................................................51
         SECTION 7.01.  Certain Environmental Matters.........................51
         SECTION 7.02.  Collateral Assignment of Accounts.....................53
         SECTION 7.03.  Stamp Taxes...........................................53
         SECTION 7.04.  Disclosure of Financial Information...................54
         SECTION 7.05.  Letter of Credit and Obligations
                        Absolute and Unconditional............................54

ARTICLE VIII
         MISCELLANEOUS........................................................56
         SECTION 8.01.  No Waiver; Cumulative Remedies........................56
         SECTION 8.02.  Amendments, Etc.......................................57
         SECTION 8.03.  Addresses for Notices, Etc............................57
         SECTION 8.04.  Costs and Expenses; Indemnity.........................59
         SECTION 8.05.  Execution in Counterparts.............................60
         SECTION 8.06.  Governing Law.........................................60
         SECTION 8.07.  Severability of Provisions; Headings..................60
         SECTION 8.08.  Set-Off...............................................61
         SECTION 8.09.  Integration; Entire Agreement.........................61
         SECTION 8.10.  Survival of Agreements................................62
         SECTION 8.11.  Waiver of Trial By Jury...............................62

Schedule A --  Form of Request for Advance

Schedule B --  Supplementary  Information  with  respect  to Representations and
               Warranties

Exhibit A  --  List of Documents Constituting the Prior Agreements

Exhibit B --   Form of Facility "A" Note

                  SECOND AMENDED AND RESTATED  CREDIT  AGREEMENT dated March 21,
2000  between  Total  Research   Corporation,   a  Delaware   corporation   (the
"Borrower"), and Summit Bank, a New Jersey bank (the "Bank").

                              W I T N E S S E T H:
                              -------------------

                  The Borrower and the Bank have heretofore entered into the credit agreements and amendments thereto identified and described on Exhibit A annexed hereto (as so amended, the "Prior Agreements"), and wish to further amend the terms of the Prior Agreements and restate them in a single agreement. Without limiting the generality of the foregoing, the Facility A Loans and Facility B Loans described in this Agreement replace and supersede all credit facilities heretofore in effect between the Borrower and the Bank. In consideration of the foregoing, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Bank and the Borrower hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in the Loan Documents or in any other documents made or delivered pursuant thereto, unless the context shall otherwise require, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                           "Acquisition  Sub. 1"  shall  mean  a  company  newly
                  formed and  organized  under  the laws  of England as a

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                  wholly owned  subsidiary  of  the  Borrower  for  the  purpose of facilitating the Romtec Acquisition.

                           "Acquisition  Sub. 2"  shall  mean  a  company  newly
                  formed and organized under the laws of England as a wholly owned subsidiary of Acquisition Sub. 1 for the purpose of facilitating the Romtec Acquisition.

                           "Adjusted  LIBOR  Rate"  shall  mean a rate per annum
                  (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product arrived at by multiplying the Fixed LIBOR Rate with respect to the applicable Interest Period by a fraction (expressed as a decimal), the numerator of which shall be the number one and the denominator of which shall be the number one minus the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which Bank is now or hereafter subject, including, but not limited to any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that the amount of the principal balance of any Loans bearing interest at a LIBOR Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to Bank from time to time under such Regulation and irrespective of whether Bank actually maintains all or any portion of such reserve.

                           "Affiliate"  of any  Person  means any  other  Person
                  which, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, includes (i) any Person which beneficially owns or holds 5% or more of any class of voting securities of such Person or 5% or more of the equity interest in such Person, (ii) any Person of which such Person beneficially owns or holds 5% or more of any class of voting securities or in which such Person beneficially owns or holds 5% or more of the equity interest, and (iii) any director, officer or employee of such Person. For the purposes of this definition, the term "control", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and


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                  policies of such  Person,  whether  through the  ownership  of voting securities or by contract or otherwise.

                           "Aggregate Credit Limit" means $10,000,000.

                           "Agreement"  means  this  agreement,  as the same may
                  hereafter be amended or restated from time to time.

                           "Bank"  is  defined  in  the  first paragraph of this
                  Agreement.

                           "Bank Affiliate" means any banking  institution owned
                  by the bank holding company that owns the Bank.

                           "Base Rate" means the fluctuating  rate designated by
                  the Bank as its base rate from time to time. The Base Rate is determined from time to time by the Bank as a means of pricing some loans to its customers; it is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

                           "Borrower" is defined  in the first paragraph of this
                  Agreement.

                           "Borrower Loan Documents"  means this Agreement,  the
                  Notes, the Borrower Security Agreement, the Borrower Pledge Agreement and the UCC-1 financing statements heretofore executed and delivered by the Borrower.

                           "Borrower  Pledge Agreement" means the first priority
                  charge to be given by the Borrower over its shareholdings, present and future, in Total Research, Ltd., Acquisition
                  Sub. 1, Acquisition Sub. 2 and Romtec under the laws of England and Wales.

                           "Borrower  Security  Agreement"  means  the  Security
                  Agreement from the Borrower to the Bank dated December 23, 1991 and all other pledge agreements, collateral assignments, and security instruments of every description heretofore given by the Borrower to the Bank to secure the liabilities and obligations of the Borrower to the Bank.

                           "Business Day"  means  any  day  on  which commercial
                  banks settle payments in U.S. Dollars in New York City and London, England.

                           "Closing"  means the date on which this  Agreement is
                  executed and delivered by the Bank and the Borrower and the Bank makes the initial advance of loan proceeds hereunder.

                           "Code" means  the  Internal  Revenue Code of 1986, as
                  amended.

                           "ERISA" means the Employee Retirement Income Security
                  Act of 1974, as amended.

                           "Event of Default" is defined in Section 6.01 of this
                  Agreement.

                           "Facility  A  Loan" is  defined in Section 2.01(A) of
                  this Agreement.

                           "Facility A Note" is  defined  in  Section 2.01(A) of
                  this Agreement.

                           "Facility B Advance" is defined in Section 2.02(A) of
                  this Agreement.

                           "Facility B  Commitment Amount" is defined in Section
                  2.02(A) of this Agreement.

                           "Facility B Loan" is  defined  in  Section 2.02(A) of
                  this Agreement.

                           "Facility B  Maturity  Date"  is  defined  in Section
                  2.02(A) of this Agreement.

                           "Facility B Note" is  defined  in  Section 2.02(B) of
                  this Agreement.

                           "Fixed  LIBOR  Rate"  shall  mean  a rate  per  annum
                  (rounded to the nearest 1/16 of 1%, or if there is no nearest of 1/100,000 of 1%, to the next highest 1/16 of 1%) equal to the rate quoted at approximately 9:00 a.m. New York time, by New York dealers of London interbank deposits selected by the Bank two Business Days prior to the first day of such Interest Period for the purchase at face value of U.S. dollar deposits in immediately available funds for a period and in an amount comparable to the applicable Interest Period and the Principal Balance outstanding during such Interest Period, with respect to which Borrower has exercised the LIBOR Rate Option.

                           "Floating  Rate"  means the  floating  rate per annum
                  obtained by applying the Floating Rate Margin to the Base Rate in effect from time to time.



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

                           "Floating  Rate  Margin"  means an  incremental  rate
                  added to, or subtracted from, as the case may be, the Base Rate, which initially shall be a positive one quarter of one percent (1/4%), and shall be adjusted quarterly based upon the Borrower's consolidated ratio of Total Liabilities to Tangible Net Worth at the end of each fiscal quarter in accordance with the following schedule:

                  Ratio of Total Liabilities
                    to Tangible Net Worth                     Margin
                    ---------------------                     ------

                  3.00 or greater                              - 0-

                  Between 1.50 to 1 and 2.99 to 1             (-1/4%)

                  Below 1.50 to 1                             (-1/2%)


                           "GAAP" means generally accepted accounting principles
                  as from time to time in effect, including the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

                           "Guarantor"  or "Guarantors" means,  individually  or
                  collectively, as the case may be, Total Research, Ltd., Acquisition Sub. 1, Acquisition Sub. 2 and Romtec.

                           "Guarantor Loan Documents" means the Guaranty and the
                  Guarantor Pledge Agreements.

                           "Guarantor  Pledge   Agreements"  means   the   first
                  priority charge to be given by: (i) Acquistion Sub. 1 over its shareholdings, present and future, in Acquisition Sub. 2; and (ii) Acquisition Sub. 2 over its shareholdings, present and future, in Romtec and Total Research, Ltd. (to the extent the shareholdings in the latter are transferred to Acquisition Sub. 2 by the Borrower).

                           "Guaranty" shall mean,  collectively, the guaranty or
                  guarantees to be given by Acquisition Sub. 1, Acquisition Sub. 2, Romtec and Total Research, Ltd. guaranteeing payment of the Obligations.

                           "Indebtedness"   means,  for  any  Person,   (i)  all
                  indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services the payment or collection of which such Person has


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

                  guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liability by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured
                  by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations, and (iv) capitalized lease obligations of such Person.

                           "Interest  Period" means the period commencing on the
                  date so specified in Borrower's notice to Bank of any election to exercise the LIBOR Rate Option and ending on a date specified in such notice, which ending date (a) shall be either one month, two months, or three months after the commencement of the Interest Period, and (b) shall not be beyond the Maturity Date. No Interest Period shall commence other than on a Business Day. If any Interest Period shall end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which event, such Interest Period shall end on the next preceding Business Day.

                           "ISRA" means  the  Industrial  Site  Recovery Act, as
                  amended  (N.J.S.A.  13:1K-6  et  seq.)  and   the  regulations
                  promulgated pursuant thereto.

                           "Letter of Credit" is defined in Section  2.04(A)  of
                  this Agreement.

                           "LIBOR Rate" shall mean a rate per annum  obtained by
                  adding the LIBOR Margin to the Adjusted LIBOR Rate with respect to the applicable Interest Period.

                           "LIBOR  Margin" an  increment  added to the  Adjusted
                  LIBOR Rate, which initially shall be 2.75% and shall be adjusted quarterly vary based upon the Borrower's ratio of Total Liabilities to Tangible Net Worth in accordance with the following schedule:

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

                  Ratio of Total Liabilities
                    to Tangible Net Worth                     Margin
                    ---------------------                     ------

                  3 to 1 or greater                            2.50%
                  Between 1.50 to 1 and 2.99 to 1              2.25%
                  Below   1.50 to 1                            2.00%

                           "LIBOR Rate  Option"  means an option of the Borrower
                  from time to time, upon the terms and conditions set forth in Facility A Note and Facility B Note, respectively, to convert the interest rate on any portion of the principal balance from time to time bearing interest at the Floating Rate and any Facility B Advance about to be made from the Floating Rate to a LIBOR Rate.

                           "Loan Documents"  means,  collectively,  the Borrower
                  Loan Documents and the Guarantor Loan Documents.

                           "Loans" means, collectively, all Facility A Loans and
                  the Facility B Loan extended by the Bank to the Borrower pursuant to this Agreement, as the same may be amended, modified or replaced from time to time.

                           "Notes"  means each Facility A Note entered into from
                  time to time evidencing a Facility A Loan including, without limitation, the Facility A Note dated the date hereof in the principal amount of $3,500,000, and the Facility B Note.

                           "Obligations" means all indebtedness, obligations and
                  liabilities of the Borrower to the Bank of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, including any overdrafts, whether for payment or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise, or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, but not limited to al loans (including any loan by modification, renewal or extension), all indebtedness including any arising from any derivative transactions, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from Borrower to others which Bank may have obtained by purchase, negotiation, discount, assignment or otherwise, and all interest, taxes, fees, charges, expenses and attorney's fees

                  (whether  or   not   such  attorney  is a  regularly  salaried
                  employee of the Bank, any parent corporation or any subsidiary or affiliate thereof, whether now existing or hereafter created) chargeable to Borrower or incurred by Bank under this Agreement or any other document or instrument delivered in connection herewith.

                           "Person"    means   an    individual,    corporation,
                  partnership, limited partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

                           "Plan"  means any  pension  plan  which is covered by
                  Title IV of ERISA and in respect of which the Borrower or any "commonly controlled entity" (within the meaning of Section 414(b) or (c) of the Code) is an "employer" as defined in
                  Section 3(5) of ERISA.

                           "Romtec" means Romtec PLC.

                           "Romtec  Acquisition"  is  defined  in  Section  3.01
                  hereof.

                           "Romtec Acquisition  Closing" means the date on which
                  the Romtec  Acquisition closes and all conditions set forth in
                  Section 3.01(B) are satisfied.

                           "Romtec Purchase Agreement" means  collectively,  the
                  agreements and documents which evidence and govern the terms and conditions of the Romtec Acquisition.

                           "Subordinated  Debt"  means any  Indebtedness  of the
                  Borrower for money borrowed which is subordinate in right of payment as to principal and interest to the prior payment in full of the Bank, pursuant to a subordination agreement satisfactory to the Bank in form and substance executed by the creditor to whom such Indebtedness is owing.

                           "Subsidiaries" means the subsidiaries of the Borrower
                  identified on Schedule B, Item 4.01(b).

                           "Tangible  Net  Worth"  means,  with  respect  to the
                  Borrower and all Subsidiaries on a consolidated basis, the excess of total assets over Total Liabilities, excluding, however, from the determination of total assets (i) all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred
                  charges   (including,   without  limitation,  unamortized debt
                  discount and expense, organization cost, and research and development costs); (ii) any write-up in the book value of any asset since the end of the fiscal year of the Borrower immediately preceding the date of this Agreement; and (iii) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock.

                           "Total   Liabilities"  means,  with  respect  to  the
                  Borrower and the Subsidiaries on a consolidated basis, all items of Indebtedness, and all other items which in accordance with GAAP would properly be included on the liability side of its balance sheet (other than capital stock, capital surplus, and retained earnings), as of the date on which the amount of Total Liabilities is to be determined, computed in accordance with GAAP.

         SECTION 1.02. Accounting Terms. All accounting terms, unless otherwise specifically defined herein, shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                                   ARTICLE II
                    RESTRUCTURING OF OBLIGATIONS TO THE BANK
                          LOANS, GUARANTEES, COLLATERAL

         SECTION 2.01. Facility A Loan. (A) Subject to the terms and conditions of this Agreement, the Bank agrees to make a series of term loans (each a "Facility A Loan") to the Borrower on the dates and in the maximum principal amounts set forth below:

         Date of Romtec Acquisition Closing          $3,500,000

         First Anniversary Thereof                   $2,000,000

         60th day after the Second
          Anniversary Thereof (but not
          beyond June 30, 2002)                      $1,000,000

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

Notwithstanding the foregoing, the principal amount of each Facility A Loan shall not exceed the amounts of the installments due to the former shareholders of Romtec under the Romtec Purchase Agreement at the time each Facility A Loan is made. Further, the principal amount of the Facility A Loans, together with the principal amount outstanding under the Facility B Loan (including the amounts of all outstanding Letters of Credit) may not exceed the Aggregate Credit Limit. To the extent that the principal amount of any Facility A Loan requested to be made hereunder would cause the Aggregate Credit Limit to be exceeded, the proceeds of such Facility A Loan shall be used first to refinance and recast a portion of the outstanding principal amount of the Facility B Loan sufficient to keep the total principal amount of the Borrower's liabilities to the Bank (including the amounts of all outstanding Letters of Credit) at or below the Aggregate Credit Limit. The Borrower shall give at least twenty (20) days advance written notice to the Bank of its intention to enter into a Facility A Loan. Each Facility A Loan shall be a single loan, evidenced by a promissory note of the Borrower in appropriate principal amount in the form attached hereto as Exhibit B (each of which, as the same may hereafter be amended, replaced or restated from time to time, will be called a "Facility A
Note").  The  purpose  of  the  Facility  A  Loans  is  to  finance  the  Romtec
Acquisition.
                           (B) Each  Facility A Note shall mature and be payable
in full on the date that, at Borrower's election, is three (3), four (4) or five
(5) years  after the date such  Facility  A

Loan is advanced (such date being referred to as a "Facility A Maturity Date"). It shall be payable in consecutive monthly installments of principal, each in the amount which is the quotient obtained by dividing the principal amount of such Facility A Note by the number of months in the term of such Facility A Note, together with all accrued and unpaid interest, until the appropriate Facility A Maturity Date, whereupon the remaining outstanding principal balance and all accrued and unpaid interest thereon shall be due and payable in full.
                           (C) Each  Facility A Note shall bear  interest at the
Floating Rate; subject, however, to Borrower's right to exercise the LIBOR Rate Option from time to time.
                           (D) The Bank  shall  have no  obligation  to make any
further Facility A Advances after the earlier to occur of (x) the 60th day after second anniversary of the Closing or (y) an Event of Default (or an event which, with notice or the passage of time or both, would constitute an Event of Default).
                           (E)  Borrower  shall  have  the  right,  but  not the
obligation, subject to the Bank's credit underwriting approvals in each case, at any time to hedge the floating interest expense on any Facility A Note for the remaining term thereof by entering into and maintaining an interest rate swap agreement with the Bank or other counterparty affiliated with the Bank, in a notional amount equal to the then outstanding principal balance of the applicable Facility A Note and providing for a notional fixed rate satisfactory to Bank, and containing such other terms and conditions as shall be reasonably acceptable to Bank. If Borrower elects to enter into an interest rate swap agreement, then the Facility A Note shall thereafter bear interest at the LIBOR Rate applicable to one month Interest Periods.

         SECTION 2.02. Facility B Loan. (A) Subject to the terms and conditions of this Agreement, the Bank agrees to make a loan (the "Facility B Loan") to the Borrower, pursuant to which the Bank will, until June 30, 2002 (the "Facility B Maturity Date"), make advances (each, a "Facility B Advance") to or for the account of the Borrower upon the request of the Borrower from time to time. Proceeds of the Facility B Loan shall be used to finance working capital and other general corporate purposes. The aggregate amount of Facility B Advances that are outstanding at any time, plus the aggregate amount of Letters of Credit outstanding at such time, shall not exceed: (i) until the Romtec Acquisition Closing has occurred, $6,500,000; or (ii) after the Romtec Acquisition Closing, the difference from time to time obtained by subtracting the aggregate principal balance of all Facility A Loans from $10,000,000 (such difference being referred to as the "Facility B Commitment Amount"). Within such limits, the Borrower may borrow, prepay without penalty or premium, and reborrow Facility B Advances from time to time. Each Facility B Advance shall be in an amount not less than $50,000. The initial Facility B Advance made concurrently with the Closing shall be in an amount necessary to refinance and recast the outstanding principal balance under the Borrower's revolving line of credit with the Bank under the Prior Agreements. Borrower acknowledges that all prior credit facilities shall terminate contemporaneously with the Closing.
                           (B) All  Facility  B Advances shall, collectively, be
considered a single loan, and shall be evidenced by a promissory note of the Borrower in the maximum principal amount of $10,000,000 in form and substance satisfactory to the Bank (which, as the same may hereafter be amended, replaced or restated from time to time, will be called the "Facility B Note").
                           (C) The  Facility B Note shall bear  interest  at the
Floating Rate; subject, however, to Borrower's right to exercise the LIBOR Rate Option from time to time.
                           (D) All accrued and unpaid interest on the Facility B
Note shall be due and payable monthly until the Facility B Maturity Date, whereupon the Facility B Note shall mature and the entire outstanding principal balance thereof, plus all accrued and unpaid interest thereon, shall be due and payable in full.
                           (E) The Bank  shall  have no  obligation  to make any
further Facility B Advances after the earlier to occur of (i) the Facility B Maturity Date, or (ii) an Event of Default (or an event which, with notice or the passage of time or both, would constitute an Event of Default).
         SECTION 2.03. Letters of Credit. (A) Subject to the terms and conditions of this Agreement, the Bank agrees to issue letters of credit (each, a "Letter of Credit") from time to time at the request of and for the account of the Borrower. The aggregate amount of Letters of Credit outstanding from time to time shall not exceed the lesser of

                           (i) $1,000,000  less  the  aggregate  amount  of  all
                  Letters of Credit outstanding at such time; or

                           (ii) the  excess  of (a) the  Facility  B  Commitment
                  Amount, over (b) the sum of (x) the outstanding principal amount of the Facility B Loan at such time plus (y) the aggregate amount of all Letters of Credit outstanding at such time.

The expiry dates, amounts, and other terms of the Letters of Credit shall be as agreed upon between the Borrower and the Bank from time to time; provided, however, that in no event shall the Bank be obligated to issue a Letter of Credit whose expiry date is after the Facility B Maturity Date. The Letters of Credit include the Bank's Standby Letter of Credit no. 20981356 in the amount of $650,200, and its Standby Letter of Credit no. 90921023 in the amount of $115,000, which presently are outstanding.
                           (B) Each request by the Borrower  for the issuance of
a Letter of Credit shall automatically constitute a representation and warranty by the Borrower that (i) all the representations and warranties contained in this Agreement are true and complete on and as of the date of such request (as if the same were made on and as of the date of such request) and (ii) no Event of Default (and no event which, with notice or the passage of time or both, would constitute an Event of Default) exists on the date of such request. The Borrower shall, if the Bank so requests, execute the Bank's then-customary form of letter of credit application and reimbursement agreement in connection with the Letter of Credit requested.
                           (C) The Bank  shall have no  obligation  to issue any
Letter of Credit after the earlier to occur of (i) the Facility B Maturity Date or (ii) an Event of Default (or an event which, with notice or the passage of time or both, would constitute an Event of Default).
                           (D) The  amount  of each  drawing  under a Letter  of
Credit shall be a Facility B Advance, and the obligation of the Borrower to pay the Bank therefor (with interest) shall be evidenced by the Note.
         SECTION 2.04. Commitment Fee. The Borrower shall pay the Bank a commitment fee at a rate (computed each day until the Facility B Maturity Date) equal to one quarter of one percent (1/4 of 1%) per annum of the excess of (a) the Facility B Commitment Amount, over (b) the sum of (x) the outstanding principal balance of the Facility B Loan on such day plus (y) the aggregate amount of all Letters of Credit outstanding on such day. Such annualized commitment fee shall be payable in quarterly installments, in arrears, on each January 1st, April 1st, July 1st and October 1st, commencing April 1, 2000, and on the Facility B Maturity Date.
         SECTION 2.05. Letter-of-Credit Fees. The Borrower shall pay the Bank, upon the issuance of each Letter of Credit, a fee equal to the then prevailing fee changed by the Bank for the issuance of standby Letters of Credit.
         SECTION 2.06. Collateral. The Obligations, and all other obligations and liabilities of the Borrower to the Bank whether now existing or hereafter arising, shall be secured by: (i) a first-priority security interest in, lien on, and assignment of all the properties and assets of the Borrower, tangible and intangible, real and personal, wherever located, whether now existing or hereafter arising, whether now owned or hereafter acquired; and (ii) the Guaranty; and (iii) the Guarator Pledge Agreements. The Borrower hereby ratifies and confirms its obligations under the Borrower Security Agreement and the continuing effectiveness thereof.
         SECTION 2.07. Payments;. All payments and prepayments by the Borrower of principal and interest on the Notes shall be made to the Bank at its address referred to in Section 8.03 hereof. The Borrower hereby irrevocably authorizes the Bank to debit (or cause to be debited) any account of the Borrower with the Bank or with any Bank Affiliate for any payment of principal and interest or any other amount that shall become due. If any payment becomes due on a day other than a business day of the Bank, the due date thereof shall be extended until the next succeeding business day, and interest shall be payable at the applicable rate during such extension.

         SECTION 2.08. Prepayments; Termination Fees. (A) Subject to clause (B) below, the Borrower may prepay the Notes at any time, in whole or (in minimum amounts of $10,000.00 each) in part, without penalty or premium; provided, however, that prepayment of any amounts bearing interest at a LIBOR Based Rate on any day other than the last day of an Interest Period shall be subject to costs and damages incurred by the Bank as provided in the applicable Note. Further, to the extent Borrower has entered into any interest rate swap agreement, prepayment of the offsetting obligations in an applicable Note may result in costs and penalties payable by the Borrower under the interest rate swap agreement. Each prepayment of a Facility A Note shall be applied on account of the installments of principal to become due in the inverse order of maturity.
         (B) Notwithstanding anything to the contrary in Section 2.08(A), if Borrower prepays the principal amounts outstanding hereunder from the proceeds of financing from any external source on or before the first anniversary of the date hereof, and in connection therewith terminates the Facility B Loan and any further obligation to make Facility A Loans, Borrower shall pay to the Bank a termination fee in the amount of $50,000.
         SECTION 2.09. Computations. Interest on each Note shall be computed on the basis of the actual number of days elapsed, over a year of 360 days. The outstanding amount of each Note as reflected on the Bank's records from time to time shall conclusively be considered correct and binding on the Borrower, absent manifest error.
         SECTION 2.10. Late Charge. If any amount required to be paid under any Note, this Agreement or any other Borrower Loan Document is not paid within ten
(10) days after the date on which it is due, the Borrower shall pay the Bank a late charge equal to five percent (5%) of such overdue payment, but not in any case less than $25.00 or more than $2,500.00. Late charges so assessed are immediately due and payable. Payments are deemed made on the banking day payment is received by the Bank; payments received after 3:00 p.m. will be deemed made the next banking day.
         SECTION 2.11. Default Rate. To the extent permitted by law, whenever there is any Event of Default under this Agreement, the rate of interest on the unpaid principal balance of the Loans shall, at the option of the Bank, be three percent(3%) per annum in excess of rate of interest otherwise in effect. The Borrower acknowledges that: (i) such additional rate is a material inducement to Bank to make the loan, (ii) the Bank would not have made the loan in the absence of the agreement of the Borrower to pay such default rate, (iii) such additional rate represents compensation for the increased risk to the Bank that the loan will not be repaid, and (iv) such additional rate is not a penalty and represents a reasonable estimate of (a) the cost to Bank in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the loan, and (b) of compensation to Bank for losses that are difficult to ascertain.
         2.12 Adjustments to Floating Rate Margin and LIBOR Margins. The LIBOR Margin and Floating Rate Margin shall be adjusted quarterly based upon the Borrower's consolidated ratio of Total Liabilities to Tangible Net Worth as of the end of the most recent fiscal quarter for which Borrower's quarterly financial statements have been furnished to the Bank. For example, if the Borrower's financial statements for the quarter ended March 31 of a given year are furnished on May 15, and an adjustment in the Floating Rate Margin or LIBOR Margins is required, the adjustment shall be effective June 30. The change in the LIBOR Margin and Floating Rate Margin, if any, as so determined shall take effect on the first day of April, July, October and January in each year and such LIBOR Margin shall remain in effect for the ensuing three month period. If any Interest Period is in effect on the date the LIBOR Margin otherwise would change pursuant to the above provisions, the LIBOR Rate(s) then in effect shall not change, but shall remain in effect for the unexpired portion of such Interest Period(s). If in any case the Borrower does not deliver its financial statements to the Bank before the date the change in LIBOR Margin or Floating Rate Margin would otherwise take effect, then the Bank may elect, at its option either: (i) to not make the LIBOR Rate Option available to the Borrower until such financial statements are delivered and the LIBOR Margin is adjusted; or
(ii) to retroactively change the LIBOR Margin and Floating Rate Margin as of such date(s), and adjust the interest due hereon as soon as practicable following delivery of such financial statements to the Bank. If the Bank elects to make the adjustments described in clause (ii) and additional interest is due to the Bank by reason of an increase in the LIBOR Margin or Floating Rate Margin, such amount shall be due and payable upon demand. If amounts are due to the Borrower by reason of a decrease in the LIBOR Margin or Floating Rate Margin, such amounts shall be credited against the next monthly interest payment due from the Borrower.

                                   ARTICLE III
                             CONDITIONS OF BORROWING

         SECTION 3.01. Closing Conditions. (A) Unless the Bank elects in writing to waive any such closing condition, the obligation of the Bank to close the transaction contemplated by this Agreement shall be subject to the condition precedent that the Borrower shall (at its sole cost and expense)have provided to the Bank (or shall have caused the Guarantors to provide to the Bank, as the case may be) each of the following, duly executed (where appropriate), all of which shall be subject to the approval of the Bank and its counsel in scope, form and substance:

                           (i)      the Loan Documents;

                           (ii) a favorable  opinion of counsel for the Borrower
                  and Guarantors addressed to the Bank;

                           (iii) a secretary's  certificate of the Borrower,  to
                  which are attached certified copies of (x) the articles of incorporation of the Borrower and all amendments thereto, certified by the Secretary of State of the State of its incorporation, (y) the By-Laws of the Borrower and all amendments thereto, and (z) appropriate resolutions authorizing the transactions contemplated by this Agreement;

                           (v)  such  certificates  and  assurances  as  may  be
                  required by Bank and its counsel confirming: (x) the organization and legal existence of the Guarantors, (y) the authorization of the Guarantors to execute, deliver and perform their obligations under the Guarantor Loan Documents and the due execution of the Guarantor Loan Documents by properly authorized agents, and (z) that the execution, delivery and performance by the Guarantors does not conflict with their respective charters or governing documents or applicable law;

                           (vi) a good standing certificate issued by the appropriate official of the State in which the Borrower is incorporated; and a good standing certificate issued by the appropriate official of the States in which the Borrower is qualified as a foreign corporation;

                           (vii) insurance certificates showing the effectiveness of property, casualty, liability and other insurance coverage for the Borrower, which is required to be maintained by Section 5.01 hereof and by Section 6 of the Borrower Security Agreement;

                           (viii) payment of the fee and disbursements of counsel for the Bank (including counsel in the U.S. and in the United Kingdom); and

                           (ix) such other certificates, documents, opinions and
                  information as the Bank or its counsel may reasonably request.

                           (B) If the Romtec Acquisition  Closing does not occur
prior to or concurrently with the Closing, then the obligation of Bank to enter into and make the first Facility A Loan under this Agreement shall be subject to the condition precedent that the Borrower shall (at its sole cost and expense) have provided to the Bank (or shall have caused the Guarantors to provide to the Bank, as the case may be) each of the following, duly executed (where appropriate), all of which shall be subject to the approval of the Bank and its counsel in scope, form and substance:

                           (i) any  and all of the Loan Documents which were not
                  heretofore signed and delivered by the Borrower and the Guarantor;

                           (ii) evidence that all charges and liens upon shareholdings are properly perfected (i.e., by delivery and possession of share certificates, filing of documents and instruments in public records) and constitute first priority liens over the shares covered by the Borrower Pledge Agreement and the Guarantor Pledge Agreements;

                           (iii) all  documents,  agreements  and other writings
                  setting forth the terms and conditions upon which Borrower (either directly or through Acquisition Sub. 2) propose to acquire at least 90% of the outstanding capital shares (including outstanding rights and options to acquire capital shares) of Romtec (the "Romtec Acquisition"), and evidence satisfactory to the Bank and its counsel that the Romtec Acquisition has been completed and all conditions precedent thereto have been satisfied except for the payment of the purchase price due to the selling Romtec shareholders or in the alternative, that proceeds of the Facility A Loan shall be held in escrow pending completion of the Romtec Acquisition by an escrow agent acceptable to the Bank under a written escrow agreement in form and substance acceptable to the Bank;

                            (iv) evidence that upon payment of the purchase price to the selling Romtec shareholders, the Bank will have a first priority lien upon the Romtec shares acquired by Acquisition Sub 2;

                           (v) evidence  that all necessary  legal  proceedings,
                  approvals and consents required under the laws and regulations of England and Wales and any governmental agency with jurisdiction in connection with the Romtec Acquisition and with the execution, delivery and performance of the Guarantor Loan Documents by the Guarantors, have been obtained and any and all conditions required in connection therewith have been satisfied;

                           (vi) a Facility A Note,  duly completed and dated the
                  date such Facility A Loan is made, and any and all other Loan Documents not theretofore executed and delivered; and

                           (vii)   certificates,    documents   and   agreements
                  reasonably requested to confirm that the conditions set forth in Section 3.02 have been satisfied; and

                           (viii) payment of the fees and expenses of Bank's counsel (including counsel in the U.S. and in the United Kingdom) in connection with the Facility A Loan.

All proceedings and matters in connection with the Closing, and all documents incident thereto, shall (as a condition precedent to the execution and delivery of this Agreement by the Bank) be subject to the approval as to scope, form and substance of the Bank and its counsel.
         SECTION 3.02. Subsequent Advances. The obligation of the Bank to make any Facility A Loan or Facility B Advance or to issue any Letter of Credit after the date hereof shall be subject to the condition precedent that:

                           (i) all the representations and warranties  contained
                  in this Agreement shall be true and complete on and as of the date such Advance is made or such Letter of Credit is issued (with the same effect as if such representations and warranties were made on and as of such date);

                           (ii) no Event of Default  (and no event  which,  with
                  notice or the passage of time or both, would constitute an Event of Default) shall exist;

                           (iii) the Bank  shall  have  received  a Request  for
                  Advance (in substantially the form attached hereto as Schedule
                  A) from the Borrower requesting such Facility A Loan or Facility B Advance; and

                           (iv) (as to a Letter of  Credit)  the Bank shall have
                  received a written request by the Borrower for such Letter of Credit and the fee required upon the issuance of such Letter of Credit, and the requested terms and conditions of such letter of credit shall have been determined by the Bank to be satisfactory to it.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties by the Borrower. In order to induce the Bank to enter into this Agreement and to extend the credit evidenced by the Notes, the Borrower represents and warrants to the Bank, upon the understanding that insofar as the following representations and warranties apply to Romtec, they are made to Borrower's best knowledge, that:
                           (a) Corporate  Existence  and  Power.   Each  of  the
Borrower, the Guarantors and Romtec is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified as a foreign corporation in all other jurisdictions in which the conduct of its business or the ownership or lease of its properties or assets requires such qualification. The States of the United States and foreign countries in which the Borrower is qualified as a foreign corporation are set forth on Schedule B to this Agreement. Each of the Borrower, the Guarantors and Romtec has full corporate power and authority to own its properties and assets and to conduct its business as now conducted. The Borrower has complied with all filing, permit, license and other requirements of federal, state and local laws necessary to prevent the Borrower from being precluded, by reason of its failure so to comply with any such requirement, from continuing to do business as now conducted in the jurisdictions in which it is now conducting business.
                           (b) Subsidiaries.  Except  as otherwise identified on
Schedule B hereto (including the state or country of organization and states or countries in which they are qualified to do business), the Borrower (x) has no subsidiaries and no investment in any other corporation; and (y) has no investment in any partnership, limited partnership, limited liability company or joint venture; and (z) is not a member or participant in any partnership, limited partnership, limited liability company or joint venture.

                           (c) Loan  Documents.  Each  of  the  Borrower and the
Guarantors has all requisite power and authority to execute and deliver, and to perform its obligations under, the Loan Documents to which it is a party. The execution, delivery and performance by each of the Borrower and Guarantors of the Loan Documents to which it is a party: (x) has been duly authorized by all necessary corporate action; (y) does not violate any provision of law or governmental regulation, or any order, decree, writ, injunction, determination, award or judgment of any court, arbitrator or governmental authority, or the certificate of incorporation or by-laws of the Borrower or the applicable governing charter documents of the Guarantors; and (z) does not conflict with any of the terms of, or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien or charge upon any of its assets pursuant to, any mortgage, indenture, contract, lease, loan or credit agreement, or other agreement or instrument to which it is a party or by which any of its assets is bound (except for such liens as are created by the Loan Documents). The Loan Documents have been duly executed and delivered by the Borrower and Guarantors, as the case may be, and constitute legal, valid and binding obligations of each of the Borrower and Guarantors, enforceable against them in accordance with their respective terms.
                           (d) No Consents.  No  consent of any other Person and
no consent, license, approval or authorization of, or registration, filing or declaration with, any court or governmental authority, is or will be necessary to the valid execution, delivery or performance by the Borrower or the Guarantors of any of the Loan Documents.
                           (e) No Litigation.  Except as described on Schedule B
to this Agreement, there are no actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Guarantors or any of their properties or assets, or the proposed acquisition of

Romtec, by or before any court, arbitrator or governmental authority.
                           (f) Title; No Liens.  The Borrower (or Guarantors, as
the case may be) has good and marketable title to all properties and assets reflected in the most recent year-end consolidated balance sheet referred to in subsection (h) below or acquired since such date (except for properties and assets sold or otherwise disposed of in the ordinary course of business since such date). None of the properties or assets of the Borrower, Guarantors or Romtec is subject to any mortgage, deed of trust, pledge, lien, security interest, collateral assignment or other charge or encumbrance of any nature, except those in favor of the Bank and the general charge on the assets of Total Research, Ltd. in favor of Barclays Bank.
                           (g) Compliance with Legal Requirements.  Neither  the
Borrower nor any of the Guarantors is in default or noncompliance with respect to any law, statute, judgment, writ, injunction, decree, rule or regulation of any court or governmental authority.
                           (h) Financial   Statements.  (i)   The   consolidated
balance sheet of the Borrower as of June 30, 1999, and the related consolidated and consolidating statements of operations, cash flows and changes in stockholders' equity for the 12-month period ended on such date, audited by Ernst & Young, copies of which have heretofore been provided to the Bank, present fairly the financial condition of the Borrower and its Subsidiaries as at such date, and the results of operations and cash flows and changes in stockholders' equity for the 12-month period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.

                                    (ii) The consolidated  balance  sheet of the
Borrower as of December 31, 1999, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the period from the end of the previous fiscal year through such date, certified by the chief financial officer of the Borrower and heretofore furnished to the Bank, present fairly, subject to normal year-end audit adjustments, the financial condition of the Borrower and its Subsidiaries as at such date and results of operations and cash flows and changes in stockholders' equity for such period. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.

                                    (iii)  There  has been no  material  adverse
change in the financial condition of the Borrower and its Subsidiaries from that reflected in the financial statements referred to in paragraph (i) of this sub-section.

                                    (iv)  Except as  reflected  in such  balance
sheets, the Borrower and its Subsidiaries have no material liabilities, absolute or contingent.

                           (i)  Burdensome  Agreements.  The  Borrower  is not a
party to any indenture, loan or credit agreement or any other agreement, contract or instrument, or subject to any certificate of incorporation, by-law, or corporate restriction, which may reasonably be expected to have an adverse effect on its business, properties, assets, operations or conditions, financial or otherwise, or on its ability to carry out its obligations under the Loan Documents.
                           (j)  Margin Restrictions. The Borrower is not engaged
in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the credit evidenced by the Notes will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any Indebtedness incurred for any such purpose. No part of the proceeds of the credit evidenced by the Notes will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.
                           (k) ERISA.  The  Borrower  is  in compliance with all
applicable provisions of ERISA. No Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Plan, and the Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation under Section 4062 of ERISA.

                           (l) Environmental   Laws.    The   Borrower  and  its
Subsidiaries have all permits, licenses and other authorizations which are required with respect to its business, properties and assets under all applicable laws, regulations and other requirements of any governmental authority relating to pollution or protection of the environment (including laws, regulations and other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic material or wastes). The business, properties and assets of the Borrower and its Subsidiaries are in substantial compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent, continued compliance on the part of the Borrower or its Subsidiaries, or which may give rise to any liability on the part of the Borrower or its Subsidiaries, or otherwise form the basis of any claim, action, suit, proceeding, or investigation against the Borrower or its Subsidiaries, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.
                           (m) Taxes.  The  Borrower  and  its Subsidiaries have
filed or caused to be filed all tax returns which are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against the Borrower or its Subsidiaries or against any of their respective properties or assets, and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority; and no tax liens have been filed and, to the knowledge of the Borrower, no claims are being asserted against the Borrower or its Subsidiaries, or any of their respective properties or assets and no audit is being conducted in respect thereof, with respect to any taxes, fees or other charges by any governmental authority.
                           (n) Accuracy   of   Statements.   No   representation
contained herein or in any other Loan Document, and no information, certification, instrument, agreement, exhibit or report furnished by or on behalf of the Borrower or its Subsidiaries to the Bank in connection with the credit evidenced by the Notes or the negotiation of this Agreement, contains any untrue statement of material fact or omits to state any fact necessary to make the statements contained herein or therein not misleading.
                           (o) Intangibles.  The  Borrower  and its Subsidiaries
possess franchises, patents, copyrights, trademarks, tradenames, licenses and permits adequate for the conduct of its business substantially as now conducted without conflict with any rights of others. All the patents, patent applications and registered trademarks of the Borrower and its Subsidiaries are identified on Schedule B to this Agreement. No patent or patent application used by the Borrower or its Subsidiaries in the conduct of its business is owned by any of its officers or shareholders.
                           (p) Chief  Executive  Office.   The  chief  executive
office of the Borrower is located in New Jersey. Also, the office in which the Borrower keeps its records concerning its receivables is located in New Jersey.
                           (q) Locations of Tangible  Personalty.  Schedule B to
this Agreement sets forth a list of all places at which tangible personal property (including inventory, equipment, machinery and fixtures) of the Borrower is located.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

         SECTION 5.01. Affirmative Covenants of the Borrower Other Than Reporting Requirements. Unless the Bank shall other-
wise consent in advance in writing, so long as any of the Obligations remains outstanding, the Borrower shall:
                           (a) Payment of  Indebtedness,  Taxes,  Etc.  Pay  the
Notes in accordance with their respective terms and pay and perform its other Indebtedness and obligations in accordance with their terms; and pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto; provided however that the
Borrower shall not be required to pay or discharge such tax, assessment, governmental charge or levy if the validity, amount or applicability thereof is being contested by the Borrower in good faith, by appropriate proceedings and with diligence and continuity, provided that (a) the Borrower gives the Bank prompt notice of its intention to contest the same, (b) such contest operates to suspend the collection or enforcement thereof, (c) the priority of the liens and security interests of the Bank is not impaired, (d) neither the Borrower nor the Bank would be in danger of any penalties or criminal liability for failure to pay the matter contested, and (e) the Borrower furnishes to the Bank such security as may be requested by the Bank; and pay all lawful claims which, if unpaid, might become liens or charges upon any properties of the Borrower or any subsidiary.
                           (b) Maintenance  of  Insurance.  Maintain   property,
casualty and  liability  insurance in such form and in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate.
                           (c) Preservation    of   Corporate   Existence    and
Qualification. Preserve and maintain its corporate existence, rights, franchises and privileges in its jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations and the ownership or lease of its properties.
                           (d) Compliance   with   Laws.   Comply    with    the
requirements of all applicable laws, rules, regulations, ordinances, and orders of any governmental authority (including, without limitation, ERISA and all laws, rules, regulations, ordinances and orders relating to protection of the environment), non-compliance with which might adversely affect its business or credit, and comply with all provisions of its Certificate of Incorporation and By-Laws.
                           (e) Visitation Rights. Upon reasonable notice, at any
reasonable time and from time to time, permit the Bank and any of its agents or representatives, to examine and make copies of and abstracts from its records and books of account, and to visit its properties, and to discuss its affairs, finances and accounts with any of its officers or directors.

                           (f) Keeping of  Records  and  Books of Account.  Keep
adequate records and books of account reflecting all its financial transactions.
                           (g) Maintenance of Properties.  Maintain and preserve
all of its properties, necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted.
                           (h) Maintenance of  Licenses.  Maintain  and  keep in
effect licensing, know-how and similar agreements necessary in the proper conduct of its business.
                           (i) Further Assurances.  Do, execute, acknowledge and
deliver or cause to be done, executed, acknowledged and delivered all such further instruments, acts, deeds, and assurances as may be reasonably requested by the Bank for the purpose of carrying out the provisions and intent of this Agreement or any other Loan Document.
                           (j) Depository Accounts.  Maintain all its depository
accounts exclusively at the Bank.
                           (k) Compliance  by  Subsidiaries.   Cause  all of the
Subsidiaries  to comply with the  covenants  in this  Section  5.01,  other than
Section 5.01(a) to the extent it requires payment of the Notes and other obligations to the Bank, and Section 5.01(j).

         SECTION 5.02. Negative Covenants of the Borrower. Unless the Bank shall otherwise consent in advance in writing, so long as any of the Obligations remain outstanding, the Borrower shall not:

                           (a) Liens,  Etc.  Create,  incur, assume or suffer to
exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including, without limitation, the lien or retained security title of a conditional vendor) of any nature, whether voluntary or by operation of law, upon or with respect to any of its properties or assets now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except in favor of the Bank.
                           (b) Indebtedness.  Create, incur, assume or suffer to
exist any Indebtedness, except (i) Indebtedness to the Bank, and (ii) unsecured trade credit incurred by the Borrower in the ordinary course of business to vendors of goods or providers of services to the Borrower in respect of the purchase price of such goods and services.
                           (c) Assumptions,  Guaranties, Etc. of Indebtedness of
Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any other Person or otherwise to assure any creditor of any other Person against loss) in connection with any obligation or indebtedness of any other Person, except for (i) guaranties in favor of the Bank, and (ii) guaranties by endorsement of negoti-able instruments for deposit or collection in the ordinary course of business.
                           (d) Mergers, Etc.  Merge  or consolidate with or into
(or permit any Subsidiary to merge with or into) any Person other than a merger of one or more Subsidiaries into the Borrower or another Subsidiary; or acquire (or permit any Subsidiary to acquire) all or any substantial part of the properties or assets of any Person; or assign, transfer, sell, lease or otherwise dispose of all or any part of its properties or assets, other than the Romtec Acquistion, sales of inventory in the ordinary course of business at not less than fair market value and dispositions of obsolete equipment which is no longer useful in the conduct of its business.
                           (e) Investments in  Other Persons.  Make or suffer to
exist any loan or advance to any Person or purchase or otherwise acquire any capital stock or obligations of or any interest in, any Person, other than

                                    (i) readily marketable direct obligations of
                           the United States of America having a maturity date not later than one year from the date of acquisition by the Borrower;

                                    (ii) commercial paper rated in either of the
                           two highest rating categories by Standard & Poor's Corporation or Moody's Investors Service, Inc., having a maturity not later than 90 days from the date of acquisition by the Borrower;

                                    (iii)  certificates of deposit issued by the
                           Bank or by any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital, surplus and profits of not less than $50,000,00; and

                                    (iv) the Romtec  Acquisition  (including the
                           capitalization of Acquisition Sub. 1 and Acquisition Sub. 2 in connection therewith).

                           (f) Sale   of   Receivables,  Etc.   Discount,  sell,
transfer or otherwise dispose of, with or without recourse, any of its notes receivable or accounts receivable; or (except in the ordinary course of business, for so long as no Event of Default exists) compromise or adjust any of them, or grant any discounts, allowances or credits on any of them.
                           (g) Dividends,  Etc.  Declare  or  pay  any dividends
(payable in cash, property or otherwise); or enter into any agreement to purchase, redeem or otherwise retire, or apply any of its cash or property to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, any of its capital stock; or make any other distribution to its shareholders as such.
                           (h) Maintenance   of   Tangible  Net  Worth.   Permit
consolidated Tangible Net Worth of the Borrower to be less than: (i)$4,000,000 through June 30, 2000; and (ii) an amount as of the end of each fiscal quarter of Borrower subsequent to June 30, 2000 determined by adding $350,000 to the amount in effect at the end of the previous fiscal quarter. To illustrate, the minimum tangible net worth will be $4,350,000 at September 30, 2000 and $4,700,000 at December 31, 2000 and so on. Notwithstanding anything to the contrary in the foregoing, if the Romtec Acquistion does not occur, the minimum tangible net worth shall be $8,750,000 at the end of each fiscal quarter.
                           (i) Maintenance  of  Ratio  of  Total  Liabilities to
Tangible Net Worth. Permit the ratio of consolidated Total Liabilities to consolidated Tangible Net Worth of the Borrower to be more than (x) 2.50 to 1 as of the end of any fiscal quarter until the Romtec Acquisition occurs, and (y) assuming the Romtec Acquisition occurs, 7 to 1 as of March 31, 2000 and each fiscal quarter thereafter through and including March 31, 2001, 5 to 1 as of June 30, 2001 and the end of each fiscal quarter thereafter through and including March 31, 2002, 4 to 1 as of June 30, 2002 and the end of each fiscal quarter thereafter through and including March 31, 2003, and 3 to 1 as of June 30, 2003 and the end of each fiscal quarter thereafter.
                           (j) Debt Service Coverage Ratio.  Permit the ratio of
(i) the sum of net income plus taxes, depreciation, amortization and interest expense measured at the end of any fiscal quarter for the four trailing fiscal quarters, to (ii) the sum of current maturities of long-term Indebtedness as of the end of such fiscal quarter plus interest expense for such period to be less than 1.35 to 1 on a consolidated basis.
                           (k) Current Ratio.  Permit  the ratio of consolidated
Current Assets to consolidated Current Liabilities as of the end of any fiscal quarter to be less than 1.1 to 1.

                           (l) Change in  Nature of Business.  Make any material
change in the nature of its business.
                           (m) Transactions   with   Affiliates.   Directly   or
indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other material transaction with, any director, officer, agent or other Affiliate of the Borrower or any relative thereof, except: (i) transactions in the ordinary course of business and at prices and on terms not less favorable to the Borrower than those which would have been obtained in an arm's length transaction with a non-Affiliated third party, (ii) transactions reasonably required to support the capital needs of the Subsidiary identified on Schedule B hereto.

         SECTION 5.03.  Reporting   Requirements.   So   long   as  any  of  the
Obligations remains outstanding, the Borrower shall, unless the Bank otherwise consents in writing, furnish to the Bank:

                           (a) Notice of Default: as soon as possible and in any
                  event within five days after it becomes aware of the occurrence of each Event of Default (or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default), the written statement of the chief financial officer of the Borrower setting forth details of such Event of Default (or such other event) and the action which the Borrower proposes to take with respect thereto;

                           (b) Notice of Adverse Condition: as soon as possible,
                  the written statement of the chief financial officer of the Borrower setting forth details of any action, event or condition of any nature of which the Borrower is aware, which may reasonably be expected to have a material adverse effect upon the business, assets or financial condition of the Borrower and the action which the Borrower proposes to take with respect thereto;

                           (c) Quarterly Report: as soon as available and in any
                  event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower as of the end of such quarter and the consolidated and consolidating statements of operations, cash flows and changes in shareholders' equity of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with a certificate of said officer (i) stating that such officer does not have any knowledge that an Event of Default (or an event which, with notice or the lapse of time or both, would constitute an Event of Default) exists or, if an Event of Default (or such other event) does exist, a statement as to the nature thereof and the actions which the Borrower proposes to take with respect thereto, and (ii) showing calculations of the Borrower's compliance at and as of the end of each such fiscal quarter, with each financial ratio and requirement of Section 5.02 of this Agreement;

                           (d) Annual  Report:  as soon as available  and in any
                  event within 90 days after the end of each fiscal year of the Borrower, an annual audit report for such year for the Borrower, including therein the consolidated and consolidating balance sheet of the Borrower as of the end of such fiscal year and the consolidated and consolidating statements of operations, cash flows and changes in stockholders' equity of the Borrower for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with GAAP, all in reasonable detail and in each case duly certified by independent certified public accountants of recognized standing acceptable to the Bank, and by the chief financial officer of the Borrower, together with (i) a copy of the management letter, if any, issued by such accounting firm to the Borrower; and (ii) a certificate of said accounting firm
                  (A) stating that, in the course of auditing and reporting on the financial statements of the Borrower for such fiscal year, they did not discover that an Event of Default (or an event which, with notice or the lapse of time or both, would constitute an Event of Default) had occurred at any time during such fiscal year, or, if an Event of Default (or such other event) did occur, the nature thereof, and (B) showing calculations of the Borrower's compliance with each financial ratio and requirement of Section 5.02 of this Agreement; and (iii) a certificate of the chief financial officer of the Borrower stating that such officer does not have any knowledge that an Event of Default (or an event which, with notice or the lapse of time or both, would constitute an Event of Default) exists, or, if an Event of Default (or such other event) does exist, a statement of the nature thereof and the actions which the Borrower proposes to take with respect thereto;


                           (e) SEC Reports:  as soon as  practicable,  but in no
                  event later than ten (10) days after the same are filed with the Securities and Exchange Commission, copies of all reports on Form 10-K, 10-Q, 8-K and definitive proxy materials, and any exhibits to the foregoing if requested by the Bank, and any registration statement or other filing of the Borrower if requested by the Bank.

                           (h) Notice of Lawsuits or Reportable Events: immediately after (i) it becomes aware of the commencement thereof, notice in writing of all actions, suits and proceedings before any court or governmental authority, domestic or foreign, affecting the Borrower or any of its properties, directly or contingently, which, if determined adversely, would have a material adverse effect on the financial condition, properties or operations of the Borrower, and (ii) it becomes aware of the occurrence thereof, notice in writing of any "Reportable Event" (as that term is defined in ERISA) under any Plan; and

                           (i) Other   Information:   such   other   information
                  respecting the business, properties or the conditions or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur, that is to say:

                           (a) If the Borrower  shall  default in the payment of
                  any principal of any Note, or interest on any Note, on the date on which such payment shall become due; or

                           (b) If any  representation  or  warranty  made by the
                  Borrower in any of the Loan Documents or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made; or

                           (c) If the Borrower  shall fail to perform or observe
                  any term, covenant or agreement contained in Section 5.02 of this Agreement; or

                           (d) If the Borrower  shall fail to perform or observe
                  any term,  covenant or agreement  contained in Section 5.01 or
                  5.03 or Article VII of this Agreement, or the Borrower shall fail to observe or perform any other term, covenant or agreement contained in any of the Loan Documents on its part to be performed or observed, and any such failure is not cured within 30 days; or

                           (e) If any  default or event of default  shall  occur
                  under any instrument or agreement (other than the Loan Documents) now or hereafter existing between the Borrower or any of the Subsidiaries and the Bank, irrespective of whether or not such agreement or instrument relates to the financing contemplated by this Agreement; or

                           (f) If the Borrower or any of its Subsidiaries  shall
                  fail to pay any  Indebtedness  (other than as evidenced by any
                  Note) owing by it to any other creditor, or any interest or premium thereon, when due, whether such Indebtedness shall become due in installments, by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or any event of default or event which, with the giving of notice or lapse of time or both, would constitute an event of default shall occur under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any Indebtedness owing by the Borrower or any of its Subsidiaries, if the effect of such event is to permit the holder(s) of such other Indebtedness to accelerate the maturity of such Indebtedness; or

                           (g) If any of the Loan  Documents  at any time  after
                  execution and delivery and for any reason, shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto; or

                           (h) If a decree or order for relief  shall be entered
                  by a court having jurisdiction in the premises in respect of the Borrower or any Subsidiary in an involuntary case under the federal bankruptcy code, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official shall be appointed for the Borrower or any of its Subsidiaries or for any substantial part of their respective properties, or the windingup or liquidation of their respective affairs shall be ordered, and any such decree, order or appointment shall continue unstayed and in effect for a period of 60 consecutive days; or

                           (i) If the Borrower or any of its Subsidiaries  shall
                  commence a voluntary case under the federal bankruptcy code, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or any of them shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of its Subsidiaries, or for any substantial part of their respective properties, or any of them shall make any assignment for the benefit of creditors, or the Borrower or any of its Subsidiaries shall fail generally to pay their respective debts as such debts become due, or the Borrower or any of its Subsidiaries shall take corporate action in furtherance of any of the foregoing; or

                           (j) If  either  (i) any  person  shall  engage or has
                  engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
                  (ii) any  "accumulated  funding  deficiency"  (as  defined  in
                  Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event (as defined in ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution or proceeding is, in the reasonable opinion of Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or
                  (iv) any Plan shall terminate for purposes of Title IV of ERISA, and in each case in clauses (i) through (iv) of this paragraph (i), such event or condition, together with all other such events or conditions, if any, are likely in the reasonable opinion of Bank to subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower taken as a whole; or

                           (k) If one or more  judgments  or  decrees  shall  be
                  entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not fully covered by insurance) of $250,000 or more and all such judgments and decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 120 days from the entry thereof; or

                           (l) If the  financial  condition  of the Borrower and
                  its Subsidiaries materially deteriorates (in the judgment of the Bank) or an event occurs which (in the judgment of the
                  Bank) materially impairs the financial responsibility of the Borrower;

then, and in any such event, the Bank may do any or all of the following: (X) declare the entire unpaid principal amount of any or all the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower (provided however that upon the occurrence of any Event of Default described in paragraphs
(h) or (i) with respect to the Borrower, all the foregoing shall automatically become immediately due and payable); (Y) cease making any further Advances and cease issuing any further Letters of Credit; and (Z) exercise any and all remedies allowed to it by any document executed in connection with this Agreement or otherwise available at law or in equity.

                                   ARTICLE VII
                              ADDITIONAL PROVISIONS

         SECTION 7.01 Certain Environmental Matters. (A) In the event that there shall be filed a lien against any of the property of the Borrower by any governmental jurisdiction or any instrumentality thereof arising from an intentional or unintentional action or omission of the Borrower, resulting in the releasing, spilling, pumping, emitting, emptying or dumping of hazardous substances into the waters of such State or onto lands from which it might flow or drain into said waters, then, within thirty (30) days from the date that Borrower is given notice that the lien has been placed against such property or within such shorter period of time in the event that such State has commenced steps to cause such property to be sold pursuant to the lien, the Borrower shall either (i) pay the claim and remove the lien from the applicable property, or
(ii) furnish (a) a bond  satisfactory
to the State  agency  that  imposed  the lien in the  amount of the claim out of which the lien arises, (b) a cash deposit in the amount of the claim out of which the lien arises, or (c) other security reasonably satisfactory to such agency in an amount sufficient to discharge the claim out of which the lien arises.
                           (B) Should   the   Borrower   cause   or  permit  any
intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting emptying or dumping of hazardous substances into the waters or onto the lands of any State, or into the waters outside the jurisdiction of any State resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by any State, without having obtained a permit issued by the appropriate governmental authorities, the Borrower shall promptly clean up the same in accordance with all applicable federal, state and/or local statutes, laws, ordinances, rules and regulations.
         SECTION 7.02. Collateral Assignment of Accounts. As collateral security for the payment of the Obligations and of all other obligations and liabilities of the Borrower to the Bank, whether now existing or hereafter arising, absolute or contingent, foreseen or unforeseen, of every kind or nature whatsoever, the Borrower hereby grants to the Bank a security interest in and lien upon, and hereby assigns to the Bank, all funds, balances and other property of every kind of the Borrower, or in which the

Borrower has an interest, now or hereafter in the possession, custody or control of the Bank or any Bank Affiliate. For purposes of the perfection of said security interest and assignment only, possession of said funds, balances or other property of the Borrower by any Bank Affiliate shall be deemed to be, and the Borrower hereby agrees, is, possession of said funds, balances or other property of the Borrower by the Bank.
         SECTION 7.03. Stamp Taxes. The Borrower shall pay any stamp taxes or any taxes in the nature thereof which may be payable in connection with the execution and delivery of any Note. The Borrower hereby forever indemnifies and saves the Bank harmless against any and all liability which the Bank may incur or which may be assessed against the Bank with respect to such tax.
         SECTION 7.04. Disclosure of Financial Information. The Borrower authorizes the Bank to respond to credit inquiries from trade creditors, financial institutions, financial information distribution organizations and others. These responses may include, but are not limited to, loan amounts, terms and balances, deposit balances and history, payment history and return item history. The Borrower agrees to indemnify, defend, release and hold the Bank harmless, at the Borrower's cost and expense, from and against any and all lawsuits, claims, actions, proceedings, suits, damages, judgments, penalties, costs and expenses, including but not limited to attorney's fees and court costs or suits based on or arising out of the Bank's reporting or disclosure of such information. The Bank is hereby authorized to disclose any financial or other information about the Borrower to any regulatory body or agency having jurisdiction over the Bank or to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by the Bank to the Borrower.
         SECTION 7.05. Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for (i) the use which may be made of any Letter of Credit or for any acts or omissions of the beneficiary or any transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Bank against presentation of documents which do not comply with the terms of any Letter of Credit (including, without limitation, failure of any documents to bear any reference or adequate reference to a Letter of Credit) or any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that the Bank shall be liable to the Borrower to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
                           (B) The  Bank  shall  not be liable or responsible in
any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or gross negligence (in either of which events the extent of the Bank's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with any Letter of Credit. The Borrower further agrees that any action taken or omitted by the Bank under or in connection with a Letter of Credit or the related draft or documents, if done without willful misconduct or gross negligence, shall be effective against the Borrower as to the rights, duties and obligations of the Bank and shall not place the Bank under any liability to the Borrower.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder or under any other Loan Document and no course of dealing between the Bank and the Borrower, shall operate as a waiver of any such right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any other Loan Document. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of each other or of any other remedies allowed by law or equity.
         SECTION 8.02. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement or of any other Loan Document, and no consent to any departure therefrom by the Borrower or any other party thereto, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
         SECTION 8.03. Addresses for Notices, Etc. All notices, requests, demands, directions and other communications provided for hereunder or under any other Borrower Loan Document and shall be sufficient if delivered personally (including by Federal Express or other recognized courier) or if mailed by certified mail, return receipt requested, to the applicable party at the addresses indicated below:

                           If to the Borrower:
                           -------------------

                           Total Research Corporation
                           5 Independence Way
                           Princeton, New Jersey 08543-5303

                           If to the Bank:
                           ---------------

                           Summit Bank
                           301 Carnegie Center
                           CN 5316
                           Princeton, New Jersey 08540-5316
                           Attn: Edward Winslow

                           -  with a duplicate copy to -

                           Norris, McLaughlin & Marcus
                           721 Route 202/206
                           P. O. Box 1018
                           Somerville, New Jersey 08876
                           Attention:  Douglas R. Brown, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. No failure to provide a duplicate copy as aforesaid shall nullify or otherwise impair the effectiveness of a notice, request, demand, direction or other communication given to the Borrower or the Bank. All notices, requests, demands, directions and other communications shall (if delivered personally) be effective when delivered or (if mailed) two days after having been deposited in the mail, addressed as aforesaid.
         SECTION 8.04. Costs and Expenses; Indemnity. (a) The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution, delivery, administration, modification and enforcement of any and all of this Agreement and the other Loan Documents (including, without limitation the fees and disbursements of both United States and United Kingdom counsel for the Bank).

                           (b) The Borrower agrees  to indemnify, save, and hold
harmless  the  Bank  and  its  directors,   officers,   agents,   and  employees
(collectively the "indemnitees") from and against:

                                    (i) any and all claims, demands, actions, or
                  causes of action that are asserted against any indemnitee by any Person if the claim, demand, action, or cause of action directly or indirectly relates to a claim, demand, action, or cause of action that the Person has or asserts against the Borrower or any Subsidiary; and

                                    (ii) any and all liabilities, losses, costs,
                  or expenses (including attorneys' fees) that any indemnitee suffers or incurs as a result of the assertion of any claim, demand, action, or cause of action specified in the immediately preceding subparagraph (i).

The covenants and agreements of this Section shall survive the repayment of the Obligations and the cancellation of the Notes.
         SECTION 8.05. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which (taken together) shall constitute one and the same agreement.
         SECTION 8.06. Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey (without giving effect to principles of conflicts of law), except to the extent that the grant, perfection and enforcement of any charge or lien are required to be governed by the law of England and Wales or where the State in which the property subject to such lien is located.
         SECTION 8.07. Severability of Provisions; Headings. Any provision of this Agreement or of any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
         SECTION 8.08. Set-Off. In addition to all other rights it may have at law or otherwise, upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice, to apply (and cause to be applied) any and all deposits (general and special and whether matured or unmatured), account balances and credits of or in favor of the Borrower at any time existing in any branch or office of the Bank or any Bank Affiliate, against all obligations of the Borrower to the Bank arising under this Agreement or any other Borrower Loan Document, and the Borrower shall continue to be liable to the Bank for any deficiency.
         SECTION 8.09 Integration; Entire Agreement. This Agreement restates, replaces and supersedes, the Original Agreement. Nothing in this Agreement shall be construed, however, as a termination of or a novation with respect to, any liabilities or obligations outstanding from the Borrower to the Bank under the Original Agreement or otherwise, or to adversely affect the existence or priority of any security interest, lien or encumbrance heretofore granted by the Borrower to the Bank to secure such liabilities and obligations or the effectiveness of the security agreements, collateral assignments, pledge agreements or other agreements and instruments creating such security interests, liens and encumbrances, all of which shall continue in full force and effect. This Agreement, and the other Loan Documents and other instruments and documents to be delivered hereunder and thereunder, are intended by the parties hereto and thereto to be an integrated contract, which together contain the entire understandings of the parties with respect to the subject matter contained herein and therein; this Agreement and the other Loan Documents supersede all prior agreements and understandings between the parties  with  respect to such subject  matter,  whether  written or oral.
         SECTION 8.10. Survival of Agreements. All agreements, covenants, representations and warranties made herein shall survive the delivery of the Notes.
         SECTION 8.11. Waiver of Trial By Jury. IN ANY LITIGATION ARISING OUT OF OR RELATING TO ANY OF THE MATTERS CONTAINED IN THIS AGREEMENT OR ANY OF THE DOCUMENTS DELIVERED IN CONNECTION HEREWITH IN WHICH THE BORROWER AND THE BANK ARE ADVERSE PARTIES, THE BORROWER AND THE BANK HEREBY WAIVE TRIAL BY JURY.
                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                              TOTAL RESEARCH CORPORATION



                                              By:/s/ Albert Angrisani
                                                 ---------------------------
                                                 Albert Angrisani, President


                                              SUMMIT BANK


                                              By:/s/ Anthony W. LaMarca
                                                 ---------------------------
                                                 Anthony W. LaMarca,
                                                 Vice President

Exhibit A:        Identification of Original Agreement and Superseded
                  Notes
Exhibit B:        Form of Facility A Note
Schedule A:       Form of Request for Advance
Schedule B:       Supplementary Information with respect to
                  Representations and Warranties in Article IV

                                    EXHIBIT A

                            List of Prior Agreements


     1. Credit Agreement dated as of December 23, 1991 , as the same subsequently was amended by

         (a)  the Amendment to Credit Agreement dated June 30, 1993;

         (b) the Second Amendment to Credit Agreement dated as of February 29, 1994;

         (c)  the Third Amendment to Credit Agreement dated as of June 29, 1994;

         (d) the Fourth Amendment to Credit Agreement dated as of September 14, 1994;

         (e)  the Fifth Amendment to  Credit  Agreement  dated  as of January 1,
1995;

         (f)  the  Sixth  Amendment to Credit Agreement dated as of May 3, 1995;
and

         (g) the Seventh Amendment to Credit Agreement dated June 20, 1995.

     2. Amended and Restated Credit Agreement dated as of December 28, 1995, as the same subsequently was amended by

         (a) the Amendment to Amended and Restated Credit Agreement dated as of October 10, 1996;

         (b) the Second Amendment to Amended and Restated Credit Agreement dated as of February 10, 1998

         (c) the Third Amendment to Amended and Restated Credit Agreement dated as of July 17, 1998;

         (d) the Fourth Amendment to Amended and Restated Credit Agreement dated as of August 18, 1998

         (e) The Fifth Amendment to Amended and Restated Credit Agreement dated as of September 18, 1998;

         (f) the Sixth Amendment to Amended and Restated Credit Agreement dated as of January 1, 1999;

          (g) the Seventh Amendment to Amended and Restated Credit Agreement dated as of September 30, 1999;

         (h) the Eighth Amendment to Amended and Restated Credit Agreement dated as of December 1, 1999

                                   SCHEDULE A

                           Form of Request for Advance


                  THIS REQUISITION is being delivered pursuant to the Second Amended and Restated Credit Agreement dated March _____, 2000 (as the same may be Second Amended and Restated amended or restated from time to time) between TOTAL RESEARCH CORPORATION (the "Borrower") and SUMMIT BANK (the "Bank") (the "Credit Agreement"). All capitalized terms used in this Request shall have the respective meanings ascribed to them in the Credit Agreement.

                  1. The Borrower hereby requests a Facility A Loan in the amount of $____________.

                  2. The Borrower hereby requests a Facility B Advance in the amount of $____________.

                  3. To induce the Bank to make such Advances, the Borrower hereby represents and warrants to the Bank that:

                           (i) all the representations and warranties  contained
                  in the Credit Agreement are true and complete on and as of the date hereof (with the same effect as if made on and as of the date hereof); and

                           (ii) no Event of Default  (and no event  which,  with
                  notice or the passage of time or both, would constitute an Event of Default) exists; and

                           (iii)  the  Borrower   has  no  offset,   defense  or
                  counterclaim with respect to any of its obligations under the Credit Agreement or any of the other Loan Documents;

                                                     TOTAL RESEARCH CORPORATION


                                                     By:
                                                        ------------------------


Dated: ________________, 2000

                                   SCHEDULE B

                    Supplementary Information with respect to
                  Representations and Warranties in Article IV
                  --------------------------------------------



ss.4.01(a) -        Names of all States in which the Borrower is qualified
                    to do business as a foreign corporation:
                    ------------------------------------------------------

                      Borrower: New Jersey, Minnesota
                                    [CONFIRM]




ss.4.01(b) -          Names   of   corporations,    partnerships,    limited
                      partnerships  and joint  ventures in which the Borrower is an investor, member or participant:
                      ----------------------------------------------------------

                      Total Research, Ltd - 100% owned by Borrower Acquisition Sub 1 - 100% owned by Borrower Acquistion Sub 2 - 100% owned by Acquisition Sub 1
                           Romtec, a UK  corporation  to be owned by Acquisition
                              Sub 2


ss.4.01(e) -        Description of actions, suits and proceedings:
                    ----------------------------------------------





ss.4.01(p) -        Identification of all patents, patent applications and
                    registered trademarks of the Borrower:
                    ------------------------------------------------------
Description           Owner   Identifying Number        Date Filed
-----------           -----   ------------------        ----------
ss.4.01(r) -        Names of all jurisdictions (State and County) in which
                    any tangible personal property of the Borrower is
                    located:
                    ------------------------------------------------------

                      Borrower:     Minnesota (Hennepin County)
                                    New Jersey (Mercer County)
                                    Tampa, Florida
                                    Poughkeepsie, New York
                                    Chicago, Illinois